Exhibit 99.1

FingerMotion Announces Results of Annual Meeting

NEW YORK, NY, February 21, 2023 (ACCESSWIRE) -- FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”) a mobile data and services company, announces that, in conjunction with the holding of the Company’s recent annual meeting of stockholders on February 17, 2023, the following were the outcome of the matters voted on at the annual meeting:

●	Hsien Loong Wong, Yew Poh Leong, Michael Chan and Eng Ho Ng were elected to the Board of Directors of the Company;

●	Centurion ZD CPA & Co. was appointed as the Company’s independent registered public accounting firm;

●	the Company’s 2023 Stock Incentive Plan was approved;

●	the amendment to the exercise price of outstanding stock options from $8.00 to $3.84 was approved;

●	the issuance in excess of 20% of the shares of the Company’s common stock to the Company’s primary lender upon repayment by conversion of the note and exercise of the warrant held by the primary lender was not approved;

●	the lowering of the floor price under the note and warrant held by the Company’s primary lender from $0.86 to $0.50 per share of the Company’s common stock was not approved;

●	the Company’s executive compensation was approved; and

●	the following executive officers of the Company were re-appointed by the Board of Directors of the Company immediately following the annual meeting:

Martin Shen	President and Chief Executive Officer; and
Yew Hon Lee	Chief Financial Officer, Secretary and Treasurer.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers to service their consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.